EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated June 19, 2008, with respect to the financial statements and supplemental schedule of the Flow International Corporation Voluntary Pension and Salary Deferral Plan as of December 31, 2007 and 2006, and for the year ended December 31, 2007, included in this Annual Report on Form 11-K.
/S/ PETERSON SULLIVAN PLLC
Seattle, Washington
June 24, 2008

19